UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

PIONEER BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-30541	54-1278721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 East Main Street

P.O. Box 10

Stanley, Virginia 22851

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 778-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

Pioneer Bankshares, Inc. (the “Company”) hereby amends and restates in its entirety the Current Report on Form 8-K as filed on April 23, 2008 (the “Original Filing”), to correct a typographical transposition error contained in the press release attached to the Original Filing as Exhibit 99.1. This amendment to Form 8-K supercedes the Original Filing, and the corrected press release is furnished as Exhibit 99.1.

Item 2.02 Results of Operations and Financial Condition.

On April 23, 2008, Pioneer Bankshares, Inc. issued a press release (the “Original Press Release”) regarding its results of operations and financial condition for the first quarter of 2008. On April 24, 2008, the Company issued a revised version of this press release (the “Revised Press Release”) to correct a typographical transposition error contained in the Original Press Release. The figure noted for net earnings for the first quarter of 2008 in the first paragraph of the Original Press Release should have read $432,000, rather than $423,000.

The full text of the Revised Press Release is included as Exhibit 99.1 to this report. The company will include additional financial information and analyses for the period ended March 31, 2008, as part of its quarterly Form 10-Q report, to be filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

Exhibit

    99.1         Pioneer Bankshares, Inc. Revised Press Release dated April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER BANKSHARES, INC.

By:	/s/ THOMAS R. ROSAZZA
Thomas R. Rosazza
President and Chief Executive Officer

April 24, 2008

EXHIBIT INDEX

Exhibit
99.1	Pioneer Bankshares, Inc. Revised Press Release dated April 24, 2008.